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                                                                   Exhibit 10.10

                       AMENDMENT TO EMPLOYMENT AGREEMENT



        THIS AMENDMENT (this "Amendment") is made at Cleveland, Ohio, as of the 20th day of November, 1997, between KeyCorp, an Ohio corporation ("Key"), and HENRY L. MEYER III ("Meyer") and amends the Employment Agreement between Key and Meyer dated as of May 15, 1997 (the "Employment Agreement").



        WHEREAS, Key is in the process of adopting a long term incentive compensation plan that provides for payouts every other year rather than every year as has been the practice and the parties deem it appropriate to amend the Employment Agreement to appropriately take into account this anticipated change, along with changes made in Key's short term incentive compensation program.



         NOW, THEREFORE, Meyer and Key hereby amend the Employment Agreement by amending Section 21.2 thereof to read, in its entirety, as follows:



     21.2 Average Annual Incentive Compensation. The term "Average Annual Incentive Compensation" means the sum of Average Short Term Incentive Compensation, as defined in clause (a) below, and Average Long Term Incentive Compensation, as defined in clause (b) below.

     (a) The term "Average Short Term Incentive Compensation" means the higher of:

         (i) the average of the short term incentive compensation payable to Meyer for each of the last two years immediately preceding the Relevant Year (as defined below in this clause (a)) or, if for any reason short term incentive compensation was payable to Meyer for only one of those two years, the amount of short term incentive compensation payable to Meyer for that year, and

         (ii) Meyer's targeted short term incentive compensation for the Relevant Year or for the year immediately preceding the Relevant Year, whichever is higher.



For purposes of this Section 21.2, the term "Relevant Year" means the year in which the Termination Date occurs unless, during the two year period ending on the Termination Date, there has occurred one or more Changes of Control, in which case the term "Relevant Year" means the year in which occurred the first Change of Control that occurred during that two year period.



     (b) The term "Average Long Term Incentive Compensation" means the higher of:

         (i) the average of the "Applicable Amounts" (as defined in clauses (x) and (y) below) of the long term incentive compensation awards payable to Meyer for each of the last two multi-year cycles that ended before the Relevant Year or, if, for any reason, long term incentive compensation was payable to Meyer for only one of


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          those two multi-year cycles, the Applicable Amount of the long term incentive compensation award payable to Meyer for that multi-year cycle, and

          (ii) the Applicable Amount of Meyer's targeted long term incentive compensation award for the multi-year cycle that began with the Relevant Year or, if higher or if no multi-year cycle began with the Relevant Year, the Applicable Amount of Meyer's targeted long term incentive compensation award for the most recently commenced multi-year cycle that began before the Relevant Year,

For these purposes:

          (x) if the plan in question provides for a series of successive multi-year periods, the last year of each of which follows the last year of the immediately preceding multi-year period under the plan by a single year (i.e., a plan that provides for possible payment of long term incentive compensation each and every year for as long as the plan continues), the Applicable Amount of the award for each multiyear cycle under that plan shall be the full amount (i.e.: 100%) of the award for that multi-year period; and

          (y) if the plan in question provides for a series of successive multi-year periods, the last year of each of which follows the last year of the immediately preceding period under the plan by two years (i.e., a plan that provides for possible payment of long term incentive compensation every other year for as long as the plan continues), the Applicable Amount of the award for each multi-year cycle under that plan shall be one half of the full amount (i.e.: 50%) of the award for that multi-year period.

The effect of clauses (x) and (y) is shown in the following table which assumes that the multi-year long term incentive compensation plan in question was one described in clause (x) (contemplating payments every year for successive three-year cycles) through the three-year cycle ending with the year 1999 and one described in clause (y) (contemplating payments every other year for successive four-year cycles) starting with a four-year cycle ending with the year 2001:

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    Multi-Year         Last           "Applicable Amount" of Full Award
        Cycle          Year             for the Multi-Year Cycle
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    1995-1997          1997                      100%
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    1996-1998          1998                      100%
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    1997-1999          1999                      100%
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    1998-2001          2001                       50%
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    2000-2003          2003                       50%
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    2002-2005          2005                       50%
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As used in this Section 21.2, incentive compensation means any cash based incentive compensation, including bonuses and is calculated before any reduction on account of deferrals; short term incentive compensation means incentive compensation under all plans for periods of


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time of one year or less and long term incentive compensation means incentive compensation under all plans for periods of time of more than one year; targeted long term or short term incentive compensation, as the case may be, means: (w) if the incentive compensation plan, program, or arrangement in question designates a targeted amount or a targeted level of achievement applicable to Meyer, it means that targeted amount or level, (x) if the incentive compensation plan, program, or arrangement in question has only one level of payout applicable to Meyer (other than zero), it means that level (i.e. the level other than zero), (y) if the incentive compensation plan, program, or arrangement in question does not designate a targeted amount or level of achievement applicable to Meyer but does have multiple anticipated levels of possible payout or achievement applicable to Meyer, it means (in each case excluding from consideration any level that results in zero payout) the middle level of payout or achievement applicable to Meyer (or if there are an even number of levels, the average of the two levels if there are only two levels or the average of the middle two levels if there are four or more levels), and (z) in all other cases, the amount anticipated or projected to be paid under the plan, program, or arrangement in question at the time the performance period in question commenced.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



KEYCORP



By:
   --------------------------------------     ---------------------------------
      Robert W. Gillespie                     HENRY L. MEYER III
      Chairman and Chief Executive Officer